SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
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Check the appropriate box:

[ ] Preliminary Proxy Statement
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    (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Discovery Zone, Inc.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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          pursuant to Exchange Act Rule O-11 (Set forth the amount on which the
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:_______________________________________________
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     3.   Filing Party:_________________________________________________________
     4.   Date Filed:___________________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              DISCOVERY ZONE, INC.
                          565 Taxter Road, Fifth Floor
                            Elmsford, New York 10523


                                                              December 11, 1998

Dear Stockholder:

        Your company, Discovery Zone, Inc., is planning to hold its annual meeting of stockholders on December 23, 1998, at 10:00 a.m. (local time) at the Hampton Inn, 200 Tarrytown Road, Elmsford, New York, for the purposes identified below. We, the members of your Board of Directors, urge you to please complete, date and sign your voting instructions and proxy and return them to Discovery Zone no later than Monday, December 21, 1998.

        At the Annual Meeting, you will be asked to vote:

        1. to elect ten directors to serve until after the 1999 annual meeting of stockholders, when duly qualified successors have been elected and take their seats as directors;

        2.     to approve Discovery Zone's 1998 Stock Incentive Plan;

        3. to ratify the appointment of Ernst & Young LLP as independent accountants until the 1999 annual meeting of stockholders; and

        4. to consider such other business as may properly come before the meeting and to adjourn the meeting.

        We strongly urge you to vote in favor of all of the proposals on your Proxy Card.

                              Sincerely,

                              /s/ Chet Obieleski

                              Chet Obieleski
                              Chief Executive Officer, Chief Operating Officer
                               and President

           DISCOVERY ZONE IS SUBJECT TO UNITED STATES SECURITIES LAWS
             RELATING TO THE SOLICITATION OF PROXIES FROM ITS COMMON
                                  STOCKHOLDERS

                                        TABLE OF CONTENTS


PROXY STATEMENT...............................................................1

ELECTION OF DIRECTORS
    Information Concerning Nominees...........................................4
    Compensation of Directors.................................................6
    Committees of the Board of Directors......................................6
    Committee Interlocks and Insider Participation............................6

EXECUTIVE OFFICERS............................................................7

EXECUTIVE COMPENSATION........................................................9
    Summary Compensation Table................................................9
    Option and SAR Grants in Fiscal Year 1997................................10
    Option and SAR Exercises in Fiscal 1997 and
       Year-End Option and SAR Values .......................................10
    Employment Agreements....................................................11
    Stock Price Performance Graph............................................11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT........................................................12

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934.........................................................13

APPROVAL OF DISCOVERY ZONE'S 1998 STOCK INCENTIVE PLAN.......................14

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.......................18

APPENDIX A   Discovery Zone, Inc. 1998 Stock Incentive Plan

                              DISCOVERY ZONE, INC.
                          565 Taxter Road, Fifth Floor
                            Elmsford, New York 10523

                                 PROXY STATEMENT
                       ANNUAL MEETING -- December 23, 1998

Introduction

        We, the members of the Board of Directors of Discovery Zone, Inc. ("Discovery Zone"), are furnishing this proxy statement (the "Proxy Statement") to you in order to solicit your proxies for use at the annual meeting of stockholders (the "Annual Meeting") of Discovery Zone to be held on Wednesday, December 23, 1998, at 10:00 a.m. (local time) at the Hampton Inn, 200 Tarrytown Road, Elmsford, New York. We also may use this proxy at any meeting held for the postponement or adjournment of this scheduled meeting. We are mailing this Proxy Statement on or about December 11, 1998 along with (a) the related form of proxy, (b) a copy of Discovery Zone's Annual Report on Form 10-K/A for the year ended December 31, 1997 and (c) a copy of Discovery Zone's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1998.

        WE URGE YOU TO PLEASE COMPLETE, DATE AND SIGN YOUR VOTING INSTRUCTIONS AND PROXY AND RETURN THEM TO THE DISCOVERY ZONE IN THE ENCLOSED ENVELOPE IN SUCH A WAY AS TO BE RECEIVED BY DISCOVERY ZONE NO LATER THAN TUESDAY, DECEMBER 22, 1998.

Solicitation of Proxies

        We are soliciting proxies by mail. Directors, officers and other employees of Discovery Zone may also solicit proxies personally or by mail, telephone or otherwise. Discovery Zone will not separately compensate such persons for these services. Discovery Zone will ask brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward this soliciting material to the beneficial owners of Discovery Zone's Class A Voting Common Stock (the "Class A Common Stock") and its Series A Convertible Preferred Stock (the "Convertible Preferred Stock"). Discovery Zone will bear the entire cost of this proxy solicitation.

        We do not intend to present, and do not have any reason to believe that others will present, any item of business at the Annual Meeting other than those items specifically set forth in this Proxy Statement. However, if other stockholders present other matters for a vote, the persons designated to vote under this proxy will vote the proxies that you are granting on such matters in accordance with their best judgment.

Revocability of Proxies

        You may revoke your proxy at any time prior to the vote at the Annual Meeting by (a) notifying the Secretary of Discovery Zone in writing prior to the start of the Annual Meeting, (b) signing and dating a later proxy and returning such new proxy in time for it to be counted at the Annual Meeting or (c) attending the Annual Meeting and voting contrary to your submitted proxy at the time that the chairman of the meeting requests the votes. You should send any written notice revoking your proxy to Discovery Zone, Inc., 565 Taxter Road, Fifth Floor, Elmsford, New York 10523,
Attention: Andrew M. Smith, Secretary.

Voting Securities

        You are entitled to notice of the Annual Meeting and will be entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on December 1, 1998. The only voting stock of Discovery Zone outstanding is its Class A Common Stock and its Convertible Preferred Stock. On such record date, 430,333,492 shares of Class A Common Stock and 933.333 shares of Convertible Preferred Stock were outstanding. Each share of Class A Common Stock is entitled to one vote per share on matters submitted to the stockholders at the Annual Meeting. Each share of Convertible Preferred Stock is convertible into 1,191.6260 shares of Class A Common Stock and is entitled to 1,191.6260 votes per share of Convertible Preferred Stock at the Annual Meeting. In order to vote, you must be (a) present either in person or represented by proxy and
(b) entitled to vote at the Annual Meeting.

        In order to elect a director, holders of a plurality of the shares of stock entitled to vote and present at the Annual Meeting must vote in favor of such director. You have three choices when you vote for directors. You may:

       (a)     vote for all the director nominees as a group,

       (b)     withhold your vote for all of the director nominees as a group or

       (c) vote for all director nominees as a group except those nominees you specifically identify.

In order to approve Discovery Zone's 1998 Stock Incentive Plan (the "Incentive Plan") or ratify the appointment of Ernst & Young LLP as Discovery Zone's independent accountants, holders of a majority of the shares of stock entitled to vote and present at the Annual Meeting must vote in favor of approval or ratification.

        If you properly execute and return the proxy in a timely manner, we will vote your proxy at the Annual Meeting in accordance with your directions. If you sign, date and mail your proxy without indicating how you want to vote, your vote will be counted as a vote in favor of the nominees, the Incentive Plan and the ratification of the appointment of Ernst & Young LLP as Discovery Zone's independent accountants. Also, if any other matters are presented at the Annual Meeting for a vote, your vote will be voted in accordance with the best judgment of the persons designated to act under the proxy.

Quorum

        Under Discovery Zone's By-laws, a majority of the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Discovery Zone will count shares which (a) abstain from voting on a particular matter or (b) are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes") as present at the Annual Meeting for quorum purposes only. If any vote requires a majority of the shares outstanding and entitled to be voted, then Discovery Zone will count abstentions and broker non-votes as "no" votes. Since none of the matters that we discuss in this Proxy Statement requires for approval the affirmative vote of a majority of the shares outstanding and entitled to be voted, Discovery Zone will not count abstentions and broker non-votes as votes cast, and they will have no effect on the results of such elections.

Proposals by Stockholders

        If you intend to present a proposal at the next stockholders' meeting in 1999, you must submit such proposal to Discovery Zone by March 30, 1999 in order for us to consider it for inclusion in Discovery Zone's 1999 proxy statement.


                              ELECTION OF DIRECTORS

                               (Item 1 Proxy Card)

        We have nominated Chet Obieleski, Martin S. Davis, Greg S. Feldman, Jason B. Fortin, David J. Kass, Scott Johnson, L.G. Schafran, Christopher R. Smith, David Eaton and Mary McGrath (collectively, the "Nominees") for election as directors at the Annual Meeting. If elected, these directors will serve until after the next annual stockholders' meeting when duly qualified successors have been elected and take their seats as directors. If you properly execute and return your proxy to us in a timely manner, unless you instruct us otherwise, we will vote your proxy for the election of each of the Nominees. However, if any of the Nominees is unable to serve as a director for any reason, we will designate a substitute nominee or nominees and we will vote your proxy for such nominee or nominees.

        The Nominees, together with Paul D. Kurnit, currently comprise the Board of Directors of Discovery Zone. Mr. Davis, Mr. Feldman and Mr. Smith were elected in July 1997, when Discovery Zone emerged from Chapter 11. A committee of pre-petition unsecured creditors of Discovery Zone appointed Mr. Kurnit as a director in accordance with Discovery Zone's Third Amended Joint Plan of Reorganization (the "Plan of Reorganization") as their representative on the Board. Under the Plan of Reorganization, Mr. Kurnit will serve a term as director of Discovery Zone through July 2000. Mr. Eaton, Ms. McGrath, Mr. Kass and Mr. Fortin were elected to the Board in August 1998. Mr. Johnson was elected in October 1998. Mr. Obieleski was elected to the Board in November 1998 to fill the vacancy created by the resignation of Scott W. Bernstein.

Information Concerning Nominees

        Mr. Obieleski has been Chief Executive Officer and President of Discovery Zone since November 1998. He also was elected as a director in November 1998. Mr. Obieleski has been Chief Operating Officer of Discovery Zone since August 1998. From October 1997 until June 1998, Mr. Obieleski served as chief operating officer and chief financial officer of AIG Designs, an importer of casual furniture. From 1990 until 1996, Mr. Obieleski served as executive vice president of Britches of Georgetown, a national specialty menswear chain. From 1987 until 1989, Mr. Obieleski served as senior vice president--finance and operations of Sterns, a department store chain in New York and New Jersey.

        Mr. Davis was elected as a director of Discovery Zone in July 1997. Mr. Davis has been a managing partner of Wellspring Associates L.L.C. ("Wellspring") since January 1995. Prior to founding Wellspring, Mr. Davis served as chairman and chief executive officer of Gulf + Western Industries, Inc. and its successor company, Paramount Communications, Inc., from 1983 to 1994. Mr. Davis is a member of the board of directors of Lionel L.L.C., National Amusements, Inc., the parent company of Viacom Inc., and SLM International, Inc.

        Mr. Eaton was elected as a director of Discovery Zone in August 1998, as one of the representatives (the "Noteholder Representatives") of Discovery Zone's 13 1/2% Senior Collateralized Notes due 2002 under the terms of the Stockholders' Agreement among Discovery Zone, certain of its stockholders named therein and Firstar Bank of Minnesota, N.A., as trustee. Mr. Eaton is currently vice president--member services at Attorneys' Liability Assurance Society, Inc., a risk retention group, which he joined in 1997. Mr. Eaton's responsibilities at Attorney's Liability Assurance Society, Inc. include shareholder relations, marketing, new product development and strategic planning. From 1991 to 1997, Mr. Eaton was a partner in the law firm of Kirkland & Ellis in Chicago, concentrating in complex finance and reorganization matters. Prior to joining Kirkland & Ellis, Mr. Eaton was the senior workout/bankruptcy counsel for Continental Bank N.A.

        Mr. Feldman was elected as a director of Discovery Zone in July 1997. Mr. Feldman has been a managing partner of Wellspring since its inception in January 1995. From September 1990 until January 1995, he was a vice president in charge of acquisitions at Exor America Inc. (formerly IFINT-USA Inc.), the U.S. investment arm of the Agnelli Group. From September 1988 until September 1990, Mr. Feldman was vice president and founder of Clegg Industries, Inc., an investment firm. Mr. Feldman is a member of the board of directors of Lionel L.L.C. and Chartwell Re Corporation.

        Mr. Fortin was elected as a director of Discovery Zone in August 1998. Mr. Fortin is a Vice President of Wellspring, which he joined in March 1995. From 1992 until he joined Wellspring, Mr. Fortin had been an associate in the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation.

        Mr. Johnson was elected as a director of Discovery Zone in September 1998. Mr. Johnson is an Associate of Wellspring, which he joined in March 1998. From February 1997 until March 1998, Mr. Johnson was an analyst at J. W. Childs Associates, a private equity firm. From May 1995 until February 1997, Mr. Johnson was an analyst in the mergers and acquisitions department at Lehman Brothers Inc. Prior to May 1995, Mr. Johnson was a student at the University of Texas at Austin where he received a degree in finance.

        Mr. Kass was elected as a director of Discovery Zone in July 1998. Mr. Kass is the chief financial officer of Wellspring, which he joined in November 1997. From July 1995 to July 1997, Mr. Kass was a vice president and chief financial officer of CW Group, an early stage healthcare venture capital group. While at CW Group, Mr. Kass was involved in the management of several portfolio companies, including CareAdvantage, Inc., a public managed care company, where he served as interim president from July 1996 to April 1997. For six years prior to joining CW Group, Mr. Kass was a director and senior executive of Genetrix, Inc., a genetic services organization.

        Ms. McGrath was elected as a director of Discovery Zone in August 1998, as one of the Noteholder Representatives in accordance with the terms of the Stockholders' Agreement. Ms. McGrath is currently a sales manager at Random House, Inc., which she joined in 1991. From 1987 to 1991, Ms. McGrath was a regional sales director and a national chain sales manager at Time Warner, Inc. From 1985 to 1987, Ms. McGrath was a promotions director at Chas. Levy Co., a wholesale distributor of magazines and books.

        Mr. Schafran was elected as a director of Discovery Zone in July 1997. Mr. Schafran has been a managing general partner of L.G. Schafran & Associates, a real estate and development firm, since 1984. Mr. Schafran is a member of the board of directors of several companies, including Comsat Corporation, Publicker Industries Inc. and Kespar A.S.L., Inc., chairman of the board of directors of Delta-Omega Technologies, Inc. and a trustee of National Income Realty Trust.

        Mr. Smith was elected as a director of Discovery Zone in July 1997. Mr. Smith is a managing director of Wafra Investment Advisory Group, Inc. ("Wafra"), which he joined in 1992. From 1990 until 1992, Mr. Smith served as a vice president of Kouri Capital Group, Inc., a merchant bank providing, among other things, privatization advisory service. Prior to joining Kouri Capital Group, Mr. Smith served as assistant vice president of direct equity investment at Lambert Brussels Capital Corporation and, prior to that, as a corporate loan officer at First Union National Bank.

        Mr. Kurnit was appointed as director of Discovery Zone in accordance with the terms of the Plan of Reorganization as representative of the committee of pre-petition unsecured creditors of Discovery Zone. In accordance with the Plan of Reorganization, Mr. Kurnit will serve as director of Discovery Zone for a term of three years through July 2000. Mr. Kurnit's appointment was approved by the Bankruptcy Court at the confirmation hearing. Mr. Kurnit has been president of Griffin Bacal, Inc. since 1988.

Compensation of Directors

        Directors, other than the Noteholder Representatives, do not receive any fee for their services. However, Discovery Zone reimburses directors for all out-of-pocket expenses that they incur in connection with attending Board meetings. The Noteholder Representatives receive compensation of $3,000 per quarter, plus out-of-pocket expenses.

Committees of the Board of Directors

        None.

Committee Interlocks and Insider Participation

        The Board of Directors currently does not have a compensation committee. The full Board determines all executive compensation matters. Mr. Obieleski serves as a director on the Board of Directors and as President, Chief Executive Officer and Chief Operating Officer of Discovery Zone.

        We strongly recommend that you vote FOR all of the nominees for director.

                               EXECUTIVE OFFICERS

        The following is a list of the current executive officers of Discovery Zone (other than Mr. Obieleski, who is listed under "Election of Directors"):

        Ms. Rothstein has been Senior Vice President--Marketing and Entertainment of Discovery Zone since March 1997. From April 1996 until March 1997, she was vice president--new business at Nabisco. From 1987 until April 1996, she held several positions at Nabisco, including senior director--new business, director--business marketing and product manager.

        Mr. Rooney has been Senior Vice President, Chief Financial and Administrative Officer of Discovery Zone since February 1997. From March 1994 until September 1996, Mr. Rooney served as chief financial officer of Forschner Enterprises, a venture capital group, and from September 1992 to February 1994, Mr. Rooney served as a director and consultant on behalf of various investors and investment funds affiliated with Forschner Enterprises. From 1989 through 1992, Mr. Rooney served as managing director and chief financial officer of The Signature Group, a merchant banking group specializing in troubled real estate. From 1986 through 1989, he served as senior vice president, chief financial officer and treasurer of Imagine Entertainment, Inc., a publicly held film and television production company. Mr. Rooney is a certified public accountant.

        Mr. Sasson joined Discovery Zone as Senior Vice President--Retail and Corporate Services in August 1998. From December 1996 until April 1998, Mr. Sasson served as corporate vice president of food services at Six Flags Theme Parks, Inc., a Time Warner Company. From May 1990 until December 1996, Mr. Sasson worked for Service America Corporation and Compass Groups USA, both national contract service companies. During that time, Mr. Sasson was employed by Canteen Corporation, a T.W. Services Company, in several capacities including district manager and assistant regional general manager.

        Mr. Shindle joined Discovery Zone as Regional Director of West Coast Operations in February 1998 and has been Vice President of Company Operations since April 1998. From October 1995 to November 1997, Mr. Shindle was a regional partner with BC Detroit and Boston West California, two franchisee's of Boston Chicken, Golden Colorado. From June 1993 to August 1995, he served as executive vice president of Midwest Operations and, from April 1985 to June 1993, served as vice president of West Coast Operations for Bakers Square Restaurants, a division of Vicorp Restaurants, Denver Colorado.

        Mr. Smith joined Discovery Zone as Vice President--Real Estate, General Counsel and Secretary in October 1997 and has served as Secretary since November 1997. From June 1996 to October 1997, Mr. Smith served as a managing director of Alpine Consulting, a real estate consulting firm. From January 1995 to May 1996, he served as the vice president--operations and as a director of Influence, Inc., a medical device manufacturer. From 1986 to 1994, Mr. Smith was a real estate partner with Weil, Gotshal & Manges LLP, an international law firm.

        Mr. Weiss has been Controller of Discovery Zone since 1996 and in 1997 he was named Vice President of Finance. He joined Discovery Zone in July 1995, serving as Assistant Controller. Mr. Weiss held various positions as a controller or finance manager within the music division of Blockbuster Entertainment from January 1994 through June 1995. Prior to that, he served as controller and director of accounting for Sound Warehouse, Inc. from October 1988 to January 1994. Prior to joining Sound Warehouse, Inc., Mr. Weiss held various positions for Arthur Andersen LLP, where he achieved the position of manager in the audit and financial consulting division. Mr. Weiss is a certified public accountant.

                             EXECUTIVE COMPENSATION

        The following table and discussion summarize the compensation earned by the two individuals who served as Discovery Zone's Chief Executive Officer during the year ended December 31, 1997, and the other four most highly compensated executive officers of Discovery Zone who earned more than $100,000 in salary and bonuses (collectively, the "Named Executive Officers") for services they rendered to Discovery Zone during the three years ended December 31, 1997.



                           Summary Compensation Table

                                                                                                              Long-Term
                                                                                                            Compensation
                                                                                                               Awards
                                                                                                              Number of
                                                               Annual Compensation                           Securities
                                    --------------------------------------------------------------- --------------------------------
                                                                                         Other
                                                                                         Annual       Underlying     All Other
                                                                                       Compensation    Options/     Compensation
               Name                     Position       Year      Salary ($)  Bonus ($)      (1)$         SARs             ($)
----------------------------------  ---------------- --------- ------------ ---------  ------------ --------------------------------
Scott W. Bernstein (2)(3).........  President/CEO      1997      416,667     200,000     37,862         357,845          -
                                                       1996       30,204           -          -               -          -
Donna R. Moore (4)................  President/CEO      1997      115,962           -        900               -    300,000
                                                       1996      412,500           -          -               -      2,699(5)
                                                       1995      145,594     150,000          -               -     26,224(5)
Robert G. Rooney (2)..............  SVP-CFO            1997      185,000      45,000      4,615          89,500     75,000(6)
                                                       1996        8,538           -          -               -          -
Sharon L. Rothstein (2)...........  SVP-Marketing      1997      185,000      75,000      4,615          89,500          -
Leighton J. Weiss.................  VP-Finance         1997      126,969      12,000          -               -     50,000(6)
                                                       1996      115,987      23,356          -               -          -
                                                       1995       41,887      17,756          -               -          -
Stan Gerasimczyk..................  VP-Store           1997      147,115      12,500      2,400               -     30,000(6)
                                    Operations

---------------

(1) Represents Discovery Zone's payments for auto allowances and other perquisites pursuant to employment contracts.

(2) Mr. Bernstein, Mr. Rooney and Ms. Rothstein became executive officers of Discovery Zone in December 1996, February 1997 and April 1997, respectively.

(3) On November 27, 1998, Mr. Bernstein resigned as President, Chief Executive Officer and as a director of Discovery Zone. Pursuant to his severance agreement with Discovery Zone, Mr. Bernstein forfeited all of the options to which he was or may become entitled. In return, Discovery Zone agreed to pay Mr. Bernstein (i) a single payment of $200,000, (ii) his salary through March 1999 and (iii) his benefits through December 1999.

(4) Ms. Moore held a nominal title of President and Chief Executive Officer through July 18, 1997, the date upon which the Plan of Reorganization was confirmed by the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"), in order to avoid the need for the Bankruptcy Court to approve her reappointment to such office if Discovery Zone's Creditors did not approve Discovery Zone's Plan of Reorganization. In that case, Mr. Bernstein would have ceased serving as President and Chief Executive Officer of Discovery Zone. Ms. Moore was paid her salary through February 1997 and received severance pay of $300,000 upon Discovery Zone's emergence from Chapter 11.

(5) Represents reimbursement for relocation expenses.

(6) Represents a one-time bonus that Discovery Zone awarded in recognition of the efforts of certain officers in connection with Discovery Zone's successful emergence from Chapter 11.


                    Option and SAR Grants in Fiscal Year 1997

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                Annual Rates of Stock
                                                                                                Price Appreciation for
                                                                     Individual Grants              Option Term (2)
                                                              -----------------------------   -------------------------
                                  Number of       % Total
                                  Securities    Options/SARs    Exercise
                                  Underlying     Granted to        or
                                 Options/SARs   Employees in   Base Price      Expiration
            Name                    Granted      Fiscal Year   (S/Sh) (1)         Date            5%($)      10%($)
----------------------------  ---------------  -------------  -----------    --------------   -----------  ------------
Scott W. Bernstein (3)......      357,845        66.7%            11.88          7/31/07        2,673,556   6,775,315
Robert G. Rooney............       89,500        16.7%            11.88          7/31/07          668,678   1,694,563
Sharon L. Rothstein.........       89,500        16.7%            11.88          7/31/07          668,678   1,694,563


---------------
(1) The exercise price of each of Discovery Zone's outstanding stock options equals the fair market value of the Class A Common Stock on the date of grant, which Discovery Zone reasonably believed to be $11.88, based on the opening book value of the equity of Discovery Zone on a fully diluted basis as of July 31, 1997, as determined under Fresh Start Accounting.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of Discovery Zone's stock options immediately prior to the expiration of their terms assuming the specified compounded annual rates of appreciation (5% and 10%) on the Class A Common Stock over the term of the options. These assumptions are based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect Discovery Zone's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises are dependent on the timing of such exercise and the future performance of the underlying Class A Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder. As a result of warrants issued in the offering (the "Units Offering") by Discovery Zone of units consisting of (i) $20.0 million aggregate principal amount of Discovery Zone's 13 1/2% Senior Collateralized Notes, (ii) 340,000 warrants to purchase an aggregate of 601,585,205 shares of Class A Common Stock at an exercise price of $.00017 per share and (iii) 340,000 redeemable warrants to purchase an aggregate of 265,405,238 shares of Class A Common Stock at an exercise price of $.00017 per share, the percentage ownership of these officers has been substantially diluted. See "Security Ownership of Certain Beneficial Owners and Management."

(3) On November 27, 1998, Mr. Bernstein resigned as President, Chief Executive Officer and as a director of Discovery Zone. Pursuant to his severance agreement with Discovery Zone, Mr. Bernstein forfeited all of the options to which he was or may become entitled. In return, Discovery Zone agreed to pay Mr. Bernstein (i) a single payment of $200,000, (ii) his salary through March 1999 and (iii) his benefits through December 1999.


   Option and SAR Exercises in Fiscal 1997 and Year-End Option and SAR Values


                                                        Number of Securities
                                                              Underlying
                                                              Unexercised              Value of Unexercised
                             Shares                          Options/SARs            In-the-Money Options/SARs
                           Acquired on       Value          at FY-End 1997              at FY-End 1997 ($)
       Name                 Exercise       Realized    Exercisable/Unexercisable   Exercisable/Unexercisable (1)
-----------------------  -------------- ------------  --------------------------   -----------------------------
Scott W. Bernstein.....        -             16.7%            0/357,845                       7/31/07
Robert G. Rooney.......        -             16.7%             0/89,500                       7/31/07
Sharon L. Rothstein....        -             16.7%             0/89,500                       7/31/07
Donna R. Moore.........        -             16.7%             0/89,500                       7/31/07
Leighton J. Weiss......        -               -                  -                              -

---------------
(1) Discovery Zone's Class A Common Stock was not publicly traded on December 31, 1997. Discovery Zone reasonably believes that the stock options granted to Mr. Bernstein, Ms. Rothstein and Mr. Rooney in 1997 were not "in the money" at December 31, 1997.

Employment Agreements

        On July 21, 1997, Discovery Zone entered into an employment agreement with Mr. Bernstein, providing for his continued employment as Chief Executive Officer, President and a Director. This agreement was scheduled to expire on January 1, 2001. It provided for an annual base salary of $440,000 per year, with annual increases of $40,000 beginning January 1, 1998. In addition, the agreement provided an annual bonus equal to 2.0% of Discovery Zone's earnings before interest, taxes, depreciation and amortization expenses. The agreement also provided for the reimbursement of certain other business related expenses. Mr. Bernstein resigned as President, Chief Executive Officer and as a director of Discovery Zone effective November 27, 1998. As part of his severance package, Discovery Zone has agreed to pay Mr. Bernstein (i) a single payment of $200,000,
(ii) his salary through March 1999 and (iii) his benefits through December 1999. In return, Mr. Bernstein agreed to forfeit all of the options to which he was or may become entitled and terminated his employment agreement.

        On August 1, 1997, Discovery Zone entered into an employment agreement with Ms. Rothstein, providing for her employment as Senior Vice
President-Marketing and Entertainment. This agreement with Ms. Rothstein expires on December 31, 2000. It also provides for an annual base salary of $185,000 (plus performance bonuses based on achieving certain objectives).

        On August 1, 1997, Discovery Zone entered into an employment agreement with Mr. Rooney, providing for his employment as Senior Vice President, Chief Financial Officer and Administrative Officer. This agreement with Mr. Rooney expires on December 31, 2000. It also provides for an annual base salary of $185,000 (plus performance bonuses based on achieving certain objectives).

        On August 26, 1998, Discovery Zone entered into an agreement with Carl Marks Consulting Group LLC ("Carl Marks") in order to obtain financial and management consulting services. Discovery Zone appointed Chet Obieleski, a representative of Carl Marks, as the Company's Chief Operating Officer. The Company pays Carl Marks $42,500 per month for the services of Mr.
Obieleski.

Stock Price Performance Graph

        Not meaningful.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

        This table illustrates the beneficial ownership of the Class A Common Stock on November 30, 1998 (the "Table Date"), by: (a) stockholders known by Discovery Zone to beneficially own more than 5% of the outstanding Class A Common Stock; (b) executive officers; (c) directors; and (d) all directors and executive officers as a group.



                                              SHARES OF         PERCENT
                                         BENEFICIALLY OWNED    BENEFICIALLY
BENEFICIAL OWNER                          COMMON STOCK (1)      OWNED (1)
--------------------------------------- --------------------  --------------
Birch Holdings L.L.C.  (2).............        513,615,830        99.6%(3)
Birch Acquisition L.L.C. (2)...........        513,615,830        99.6%(3)
Martin S. Davis (2)....................        513,615,830        99.6%
Greg S. Feldman (2)....................                 --         --
Jason B. Fortin (2)....................                 --         --
David J. Kass (2)......................                 --         --
L.G. Schafran (2)......................                 --         --
Wafra Investment Advisory Group, Inc.,
  or its designee (4)..................        171,645,581        28.6%
Christopher R. Smith (5)...............                 --        (10)
Jefferies & Company, Inc. (6)..........         85,266,699        16.5%
DZ Investors L.L.C.(7).................        213,166,746        33.1%
Paul D. Kurnit (8).....................             48,931        (10)
Robert G. Rooney (9)...................             29,833        (10)
Sharon L. Rothstein (9)................             29,833        (10)
Scott Johnson..........................                 --         --
Chet Obieleski.........................                 --         --
Jeffrey Sasson.........................                 --         --
Terrance Shindle.......................                 --         --
Andrew M. Smith........................                 --         --
Leighton J. Weiss......................                 --         --
David L. Eaton.........................                 --         --
Mary McGrath...........................                 --         --
Directors and executive officers               685,489,291        99.9%
  as a group (2)(5)(6)(9)..............

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Table Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Birch Acquisition L.L.C., an affiliate of Wellspring ("Birch Acquisition"), directly owns 426,333,493 shares of Class A Common Stock. In addition, Birch Acquisition has voting power, over 85,266,699 shares beneficially owned by Jefferies & Company, Inc. ("Jefferies") pursuant to an irrevocable proxy granted by Jefferies to Birch Acquisition. Finally, Birch Acquisition has beneficial ownership in 2,015,639 shares of Class A Common Stock directly owned by Birch Holdings L.L.C. ("Birch Holdings"), in which Birch Acquisition has approximately 98% economic interest and 100% voting power. Birch Acquisition is managed by Martin S. Davis and Greg S. Feldman. In his capacity as managing member of Birch Acquisition, Mr. Davis exercises voting and dispositive power over the shares of Class A Common Stock directly held by Birch Acquisition and Birch Holdings, and voting power over the shares of Class A Common Stock owned by Jefferies. Jason B. Fortin, David J. Kass, L.G. Schafran and Scott Johnson, directors of Discovery Zone nominated by Birch Acquisition, and Mr. Feldman, disclaim voting and dispositive power over the shares of Class A Common Stock beneficially owned by Birch Acquisition and Birch Holdings.

(3) On a fully diluted basis, assuming the exercise of all outstanding warrants and options, Birch Acquisition and Mr. Davis would beneficially own 29.0% of Discovery Zone's outstanding Class A Common Stock.

(4) Wafra Acquisition Fund 6, L.P., an affiliate of Wafra, owns $14.0 million stated value of Discovery Zone's Convertible Preferred Stock, par value .01 per share, which, by its terms, is immediately convertible into 1,112,184 shares of Class A Common Stock. Wafra Acquisition Fund 6, L.P. and Wafra Fund Management Ltd., another affiliate of Wafra, collectively own 80 Series A Preferred Unit Warrants to purchase an aggregate of 170,533,398 shares of Class A Common Stock at an exercise price of $.00017 per share.

(5) Christopher R. Smith, a director of Discovery Zone nominated by Wafra, disclaims voting and dispositive power over the shares of Class A Common Stock beneficially owned by Wafra.

(6) Under a proxy granted by Jefferies to Birch Holdings, Birch Holdings has voting power over all of the shares of Class A Common Stock and securities exchangeable for or convertible into Class A Common Stock held by Jefferies, but Birch Holdings does not have dispositive power over such shares.

(7) DZ Investors L.L.C. owns 100 Series B Preferred Unit Warrants to purchase an aggregate of 213,166,746 shares of Class A Common Stock at an exercise price of $.00017 per share.

(8) Paul D. Kurnit is the director of Discovery Zone nominated by certain classes of pre-petition creditors of Discovery Zone pursuant to the Plan of Reorganization, including Griffin Bacal, Inc. a pre-petition creditor of Discovery Zone, of which Mr. Kurnit is an officer. Mr. Kurnit, individually, is the beneficial owner of less than 5.0% of the outstanding Class A Common Stock.

(9) Represents the vested portion of stock options granted to Mr. Rooney and Ms. Rothstein. Discovery Zone's Board of Directors has granted stock options to Mr. Rooney and Ms. Rothstein with respect to 89,500 and 89,500 shares of Class A Common Stock, respectively, one-third of which had vested as of the Table Date.

(10)      Less than 1%.



                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires Discovery Zone's officers and directors, and persons who own more than 10% percent of a registered class of Discovery Zone's equity securities, to file reports of securities ownership and changes in such ownership with the Commission. The Commission's rules also require officers, directors and greater than 10% shareholders to furnish Discovery Zone with copies of all Section 16(a) forms they file.

          Discovery Zone is working with its officers, directors, and greater than 10% shareholders to ensure full current and future compliance with the reporting requirements of Section 16(a). In 1998, Discovery Zone assisted each of its officers and directors and Birch Holdings, L.L.C. in the filing of a delinquent Form 3. In addition, three executive officers that Discovery Zone granted stock options in 1997 did not timely file a Form 5 to report such grants.

                          APPROVAL OF DISCOVERY ZONE'S
                            1998 STOCK INCENTIVE PLAN

                             (Item 2 on Proxy Card)

        We are asking you to approve the Incentive Plan, which will replace the 1997 Incentive Plan, adopted in connection with the Plan of Reorganization. In addition, we are asking you to approve the reservation for issuance of 197,000,000 shares of Class A Common Stock under the Incentive Plan. Pursuant to the Incentive Plan, Discovery Zone may grant equity-based incentive awards, including stock options and restricted stock ("Awards") to officers and employees of Discovery Zone and its subsidiaries and affiliates.

        Your Company intends the Incentive Plan to provide an incentive for participants to achieve superior performance and to motivate participants toward even higher achievement and business results. We believe that the Incentive Plan will also align the goals of senior management to those of Discovery Zone and you, its stockholders, and promote substantial levels of stock ownership by senior management. Finally, this plan should help retain highly qualified executive officers. Discovery Zone designed certain Awards under the Incentive Plan to qualify as "performance-based" compensation within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This makes such Awards deductible by Discovery Zone for federal income tax purposes.

        The full text of the Incentive Plan is included as Appendix A. We summarize below certain key provisions of the Incentive Plan, but we refer you to the complete text of the attached plan document and qualify this summary accordingly.

Description of the Plan

        Administration. The Board of Directors or a committee that the Board may designate (the "Compensation Committee") or an officer delegated by the Compensation Committee (the "Administrator") administers the Incentive Plan and has the authority to select the participants and determine the type, number and other terms and conditions of the Awards. The Administrator may prescribe award agreements, establish rules and regulations for the administration of the Incentive Plan, construe and interpret the terms of the Incentive Plan and the award agreements and make all other necessary decisions or interpretations.

        Eligibility. All officers and employees of Discovery Zone and its subsidiaries and affiliates are eligible to receive Awards under the Incentive Plan. The Incentive Plan provides that Awards covering no more than 19,700,000 shares of Class A Common Stock may be granted to a participant in any fiscal year.

        Shares Reserved for Issuance. We have reserved 197,000,000 shares of Class A Common Stock for issuance under the Incentive Plan. We will count all shares of Class A Common Stock underlying Awards granted pursuant to the Incentive Plan against this limit. If an Award lapses, expires or is otherwise forfeited without the issuance of shares, the shares underlying the lapsed, expired or forfeited Award will not reduce the aggregate number of shares available for issuance under the Incentive Plan. Discovery Zone will adjust the number of shares available for issuance if there is a change in Discovery Zone's capitalization, a merger, or a similar transaction.

Awards.  We contemplate the following types of Awards under the Incentive
Plan:

             Stock Options. The Incentive Plan permits either incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options. The term of a stock option may not be longer than ten years. The exercise price of an option may not be less than the fair market value of a share of Class A Common Stock at the time of grant. A holder may pay the exercise price of a stock option in cash, previously owned shares of Class A Common Stock or through a broker-assisted cashless exercise procedure.

             Restricted Stock. A share of restricted stock entitles a participant to receive a share of Class A Common Stock at a specified vesting date. Vesting is subject to the satisfaction of specified criteria and, in the discretion of the Administrator, certain performance criteria.

             Qualified Performance-based Awards. The Compensation Committee may, prior to the time of grant, designate an Award of restricted stock as a "Qualified Performance-Based Award" intended to meet the requirements for the "performance-based compensation" exception to the $1 million limitation on deductible compensation under Section 162(m) of the Code. The Incentive Plan requires that the Compensation Committee set performance goals for Qualified Performance-Based Awards which must be achieved prior to the lapse of the forfeiture restrictions on restricted stock. The Incentive Plan generally provides that the performance goals will be based on the attainment of specified levels of one or more of the following measures:

            o        earnings per share;
            o        sales;
            o        net profit after tax;
            o        gross profit;
            o        operating profit;
            o        cash generation;
            o        unit volume;
            o        return on equity;
            o        change in working capital;
            o        return on capital; or
            o        shareholder return.

      The Incentive Plan also provides that the Compensation Committee sets performance goals within the time period prescribed by Section 162(m) of the Code and the related regulations.

        Term. Unless Discovery Zone terminates the Incentive Plan, it will expire on January 1, 2009. We will grant no further Awards under the Incentive Plan after that date.

        Amendment and Termination. We may amend, alter or discontinue the Incentive Plan at any time, subject to the rights of holders of outstanding Awards. We will not amend the Incentive Plan without your approval (to the extent that such approval is required by law or agreement).

New Plan Benefits

        The Incentive Plan authorizes Awards by the Administrator (or the Compensation Committee, as the case may be) in its sole discretion. For this reason we cannot determine the benefits or amounts that will be received by any particular employees or group of employees in the future. Upon approval of the Incentive Plan, all Awards made during Discovery Zone's fiscal year ending December 31, 1998 will be amended to comply with the provisions of the Incentive Plan. Assuming that the Incentive Plan is approved at the Annual Meeting, it is expected that approximately 13.5 million stock options will be granted under the Incentive Plan during Discovery Zone's fiscal year ending December 31, 1998. Non-employee directors of Discovery Zone are not eligible to receive Awards under the Incentive Plan.

Federal Income Tax Consequences

        Nonqualified Stock Options. The grant of a nonqualified stock option has no immediate federal income tax effect. The employee will not recognize taxable income and Discovery Zone will not receive a tax deduction. In general, when the employee exercises the stock option, the employee will recognize ordinary income and Discovery Zone will receive a tax deduction, in each case measured by the difference between the exercise price and the fair market value of the shares on the date of exercise. When the employee sells Class A Common Stock obtained from exercising a stock option, any gain or loss will be taxed as capital gain or loss (long-term or short-term, depending on how long such shares have been held).

        Incentive Stock Options. When the Administrator grants an employee an incentive stock option, or when the employee exercises the option, that employee generally will not recognize taxable income (except for purposes of the alternative minimum tax) and Discovery Zone will not receive a tax deduction. If the employee holds the shares of Class A Common Stock for at least two years from the date of grant and one year from the date of exercise, any gain or loss upon a subsequent disposition of the shares will be treated as long-term capital gain or loss.


        Restricted Stock. When the Administrator grants an employee restricted stock, the employee will generally not recognize taxable income and Discovery Zone will not receive a tax deduction. Upon the lapse of the risk of forfeiture or restrictions on transferability applicable to the Class A Common Stock comprising the Award of restricted stock, the employee will be taxed at ordinary income rates on the fair market value of the Class A Common Stock at that time. A corresponding deduction will be allowable to Discovery Zone (subject to Section 162(m) of the Code). When the employee subsequently sells Class A Common Stock underlying the Award of restricted stock, any gain or loss will be taxed as a capital gain or loss (which may be long-term or short-term, depending on how long the shares have been held).

Vote Required; Recommendation of the Board of Directors

        We believe that the Incentive Plan will provide Discovery Zone with the means to attract, retain and motivate the best available talent for the successful conduct of its business, and to more fully align the interests of employees with your interests as stockholders. The affirmative vote of a majority of the shares of stock entitled to vote and present at the Annual Meeting is necessary for approval of the Incentive Plan.

        We strongly recommend that you vote FOR the Incentive Plan and the reservation of 197,000,000 shares of Class A Common Stock for issuance under the Incentive Plan.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 3 on Proxy Card)

        We have appointed Ernst & Young LLP to serve as independent accountants for Discovery Zone until the 1999 annual meeting of stockholders. A majority of holders of the shares of stock entitled to vote and present at the Annual Meeting must ratify our appointment. Representatives of Ernst & Young LLP will not be present at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP and Arthur Andersen LLP, that previously served as Discovery Zone's independent accountants, also will not be present at the Annual Meeting.

        WE STRONGLY RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.


                                         By Order of the Board of Directors,


                                         /s/ Andrew M. Smith
                                         ---------------------------------------
                                         ANDREW M. SMITH,
                                         Secretary

                                                                      APPENDIX A





                              DISCOVERY ZONE, INC.
                            1998 STOCK INCENTIVE PLAN

























                                     [Date]

                              DISCOVERY ZONE, INC.
                            1998 STOCK INCENTIVE PLAN


SECTION 1.  Purpose; Definitions

        The purposes of the Plan to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with a stock plan providing incentives more directly linked to the performance of the Company's businesses as may be reflected in increases in shareholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

        a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

        b. "Award" means a Stock Option or Restricted Stock.

        c. "Board" means the Board of Directors of the Company.

        d. "Cause" means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

        e. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 8(b) and (c), respectively.

        f. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        g. "Commission" means the Securities and Exchange Commission or any successor agency.

        h. "Committee" means the Committee referred to in Section 2.

        i. "Common Stock" means common stock, par value $0.00017 per share, of the Company.

        j. "Company" means Discovery Zone Inc. a Delaware corporation.

        k. "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock is expected to be taxable to such participant.

        l. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

        m. "Early Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

        n. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        o. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

        p. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

        q. "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

        r. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        s. "Normal Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate at or after age 65.

        t. "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

        u. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital or shareholder return and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

        v. "Plan" means the Discovery Zone, Inc. 1998 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

        w. "Restricted Stock" means an award granted under Section 6.

        x. "Retirement" means Normal or Early Retirement.

        y. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

        z. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        aa. "Stock Option" means an option granted under Section 5.

        bb. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  Administration

        The Plan shall be administered by the Board of Directors of the Company or a committee of the Board as the Board may from time to time designate (for purposes hereof, either being referred to as the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

        The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

        Among other things, the Committee shall have the authority subject to the terms of the Plan:

        (a) To select the officers and employees to whom Awards may from time to time be granted;

        (b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

        (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

        (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

        (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

        (f) To determine to what extent and under what circumstances Common Stock, and other amounts payable with respect to an Award shall be deferred; and

        (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(j).

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and
(i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan, to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

        Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of

Section 16 of the Exchange Act or cause an award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the
Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.


SECTION 3.  Common Stock Subject to Plan

        The total number of shares of Common Stock reserved and available for grant under the Plan shall be 197,000,000. No participant may be granted Awards covering in excess of 19,700,000 shares of Common Stock in any fiscal year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

        If any shares of Restricted Stock are forfeited, or if any Stock Option terminates without being exercised, shares subject to such Award shall again be available for distribution in connection with Awards under the Plan.

        In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4.  Eligibility

        Officers and employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

SECTION 5.  Stock Options

        Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

        The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries

(within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

        Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

        Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant; and with respect to Nonqualified Stock Options, shall not be less than 80% of the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

        (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

        (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

        (d) Method of Exercise. Subject to the provisions of this Section 5, an optionee may exercise Stock Options, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

        Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. An optionee also may make payment, in full or in part, in the form of unrestricted Common Stock already owned by such optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date such Stock Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to such Stock Option may be authorized only at the time that such Stock Option is granted; and provided, further, that such already owned shares of Common Stock must have been held by the optionee for at least six months at the time of exercise.

        Payment for any shares subject to a Stock Option also may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        In addition, payment for any shares subject to a Stock Option may be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

        No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(l) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

        (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted under the applicable option agreement including, if so permitted, pursuant to a gift to a member of such optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to the preceding sentence, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

        (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

        (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

        (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

        (i) Other Termination. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

        (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

        (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred Shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred Shares unless and until Shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.


SECTION 6.  Restricted Stock

        (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

        (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Discovery Zone, Inc. 1998 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Discovery Zone, Inc., 565 Taxter Road, Elmsford, New York 10523."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

               (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

               (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vii), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

               (iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 11(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

               (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 6(c)(i), 6(c)(ii), 6(c)(v) and 8(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

               (v) Except to the extent otherwise provided in Section 8(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

               (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

               (vii) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.


SECTION 7.  Tax Offset Bonuses

        At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.


SECTION 8.  Change in Control Provisions

        (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

               (i) Any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

               (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

        (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

               (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
        (2) and (3) of subsection (iii) of this Section 9(b), or (5) Any acquisition from Birch Holdings LLC ("Birch") by a member of Birch; or

               (ii) A change in the composition of the Board such that directors who are designees of Birch (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

               (v) The percentage of the outstanding common stock of the Company beneficially owned by Birch becomes less than 50.1% of the total outstanding Common Stock of the Company; or

               (vi) The Company completes an initial public offering of its Common Stock.

Notwithstanding anything in this definition of "Change in Control" to the contrary, the transfer of securities of the Company resulting from a dissolution or liquidation and winding up of Birch shall not deemed to be a "Change in Control" for any purposes of the Plan.

        (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange, Inc. Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.


SECTION 9.  Term, Amendment and Termination

        The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for any exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

        The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for any exemption provided by Rule 16b-3.

        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.


SECTION 10.  Unfunded Status of Plan

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 11.  General Provisions

        (a) The Committee may require each person purchasing or receiving any securities pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring such securities without a view to the distribution thereof. The certificates for such securities may include any legend which the Committee deemed appropriate to reflect any restrictions on transfer.

        Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for securities under the Plan prior to fulfillment of all of the following conditions:

               (1) Listing or approval for listing upon notice of issuance, of such securities on the New York Stock Exchange, Inc., or such other securities exchange or stock market as may at the time be the principal market for the Common Stock;

               (2) Any registration or other qualification of such securities of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

               (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

        (f) The Committee shall establish such procedures as it deems appropriate for participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

        (g) In the case of a grant of an Award to any employee of a subsidiary of the Company, the Company may if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

        (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12.   Effective Date of Plan

        The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock of the Company.

PROXY                                                                      PROXY

                              DISCOVERY ZONE, INC.
                          565 Taxter Road, Fifth Floor,
                            Elmsford, New York 10523

                            Annual Meeting Proxy Card

          You hereby appoint Chet Obieleski and Andrew M. Smith as your proxies. Either of them will have full power of substitution to represent you and vote on your behalf all of the shares of Class A Common Stock or Convertible Preferred Stock of Discovery Zone, Inc. that you are entitled to vote at the Annual Meeting to be held on December 23, 1998, at 10:00 a.m. (local time) at the Hampton Inn, 200 Tarrytown Road, Elmsford, New York. This proxy covers the matters described below and as more fully described in the Notice of 1998 Annual Meeting and Proxy Statement. They will also act as your proxies at any meeting held after the postponement or adjournment of this scheduled meeting.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DISCOVERY ZONE, INC. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER SIGNING BELOW.

            You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

--------------------------------------------------------------------------------
The proxies are directed to vote as specified below and in their discretion on all other matters. We, the members of the Board of Directors of Discovery Zone, Inc., recommend that you vote FOR Proposals 1, 2 and 3. If you sign, date and mail this Proxy Card without indicating how you want to vote, your vote will be counted as a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------




            PLEASE MARK YOUR VOTE IN THE BOX IN THE FOLLOWING MANNER
                       USING BLACK OR BLUE INK ONLY. [X]


1.  Election of Directors                                                                                         Withheld
    Nominees are: Chet Obieleski, Martin S. Davis, David Eaton, Greg S. Feldman, Jason B.              Withheld   For All
    Fortin, Scott Johnson, David J. Kass, Mary McGrath, L.G. Schafran and Christopher R.        For    For All     Except
    Smith.
                                                                                                [ ]       [ ]        [ ]
    INSTRUCTIONS:  To withhold authority to vote for either individual nominee, write the name of such nominee in the space provided.

--------------------------------------------------------------------------

                                                                                                For    Against    Abstain
2.  Approval of Discovery Zone's 1998 Stock Incentive Plan                                      [ ]       [ ]        [ ]

                                                                                                For    Against    Abstain
3.  Ratification of Appointment of Ernst & Young LLP as independent accountants                 [ ]       [ ]        [ ]


Please date the proxy and sign your name exactly as it appears below. When your shares are held by more than one owner, both owners should sign. If you are signing as attorney, executor, administrator, trustee or guardian, please add your title. If a corporation is signing the proxy, please have an authorized officer sign the full corporate name. If a partnership is signing the proxy, please have an authorized person sign the partnership name.


DATED ________________, 1998

SIGNED__________________________________________________